Calculation of Filing Fee Tables
S-3
Equitable Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Debt Securities	457(r)				0.0001531
Fees to be Paid	2	Equity	Preferred Stock, par value $1.00 per share	457(r)				0.0001531
Fees to be Paid	3	Equity	Common Stock, par value $0.01 per share	457(r)				0.0001531
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001531
Fees to be Paid	5	Other	Warrants	457(r)				0.0001531
Fees to be Paid	6	Other	Purchase Contracts	457(r)				0.0001531
Fees to be Paid	7	Other	Units	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (3) The debt securities issued hereunder may include senior debt securities, subordinated debt securities and junior subordinated debt securities. Includes debt securities issuable upon conversion of securities registered hereunder to the extent any such securities are, by their terms, convertible into debt securities, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[2]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (4) Includes preferred stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for preferred stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[3]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (5) Includes common stock issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for common stock, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[4]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (6) Includes depositary shares evidenced by depositary receipts issuable if the registrant elects to offer fractional interests in senior debt securities, subordinated debt securities, junior subordinated debt securities or shares of common stock or preferred stock registered hereby, including upon the exercise of warrants or delivery upon settlement of purchase contracts.

[5]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (7) Warrants may represent rights to purchase senior debt securities, subordinated debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder. Warrants may be sold separately or with debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder.

[6]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (8) Includes purchase contracts issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for purchase contracts. Each purchase contract obligates the registrant to sell, and the holder thereof to purchase, an indeterminate number of debt securities, junior subordinated debt securities, preferred stock, common stock or other securities registered hereunder.

[7]	(1) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. The registrant is relying on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended, to defer payment of all registration fees, except for a filing fee of $$44,280 that has already been paid with respect to the $300,000,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement No. 333-282204, filed on September 18, 2024 (the "Prior Registration Statement"), and that remain unsold (the "Unsold Securities"). Pursuant to Rule 457(p), $44,280 of the registration fees paid in connection with the Unsold Securities registered on the Prior Registration Statement is being applied to this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. In connection with the securities offered hereby, the registrant will pay "pay-as-you-go registration fees" in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this Registration Statement based on the fee payment rate in effect on the date of such fee payment. (2) An indeterminate aggregate amount of securities is being registered as may from time to time be offered for sale or sold at indeterminate prices. In reliance on Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fees relating to the registration of securities hereby until such fees become payable in connection with an offering of such securities. (9) Each unit may consist of one or more of the securities being registered hereunder or debt obligations of third parties, including U.S. Treasury securities, in any combination. Includes units issuable upon conversion or exchange of securities registered hereunder to the extent any such securities are, by their terms, convertible into or exchangeable for units, including upon the exercise of warrants or delivery upon settlement of purchase contracts.